UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 27, 2007

                                K2 DIGITAL, INC.
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             (Exact name of registrant as specified in its chapter)

         Delaware                  1-11873               13-3886065
(State or other jurisdiction      Commission            (IRS Employer
    of incorporation)            File Number)        Identification No.)

     c/o Law Offices of Thomas G. Amon
     500 Fifth Avenue, Suite 1650, New York, New York          10110
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     (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code (212) 810-2430

                                 Not Applicable
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          (Former name or former address, if changed since last report)

SECTION 1.        REGISTRANT'S BUSINESS AND OPERATIONS


ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 27, 2007, the Registrant signed a Merger Agreement with New Century Structures, Inc. ("NCSI") a Florida corporation, whereby NCSI will merge with the Company. K2 Acquisition Corp. ("Merger Sub"). In connection with the merger, the shareholders of NCSI will acquire a controlling interest in K2. NCSI's designees will be appointed as directors of K2 and the Board and shareholders will approve a 1 x 10 reserve split of K2 shares such that the current shareholders of K2 own approximately 500,000 post merger shares representing 10% of the post merger shares issued and outstanding. In connection with this transaction, Avante Holding Group, Inc., an affiliate of NCSI, has acquired 1,000,000 shares of K2 preferred stock which is convertible into 1,500,000 common shares.

Incorporated in Florida in July 2001, NCSI provides architectural/engineering, manufacturing and construction services for modular facilities utilizing concrete and structural insulated panels (SIPS) for use in commercial, educational and municipalities and residential developments. The Company utilizes processes that meet the scrutiny for classrooms as well as several government agencies, including NASA and the Smithsonian.

The parties anticipate closing the merger transaction on or before May 31, 2007. The transaction is subject to the normal conditions for closing.


SECTION 2(a).     FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

      (a) Financial Statement of Business Acquired.

      (1) The financial statements of NCSI are included in Exhibit 10.1.

      (d) Exhibits

            10.1 Merger Agreement entered into as of April 27, 2007 by and between the Registrant, NCSI and Merger Sub.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   K2 DIGITAL, INC.
                                           (Registrant)

Date: April 27, 2007

                                   By:  /s/ Gary Brown
                                   ------------------------------------
                                   Name:  Gary Brown
                                   Title: President
                                          Principal Financial and
                                          Accounting Officer